Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER RESULTS FOR 2011

Operating Results:

•	First quarter sales of $329.9 million, an increase of 3% versus the first quarter of 2010, primarily due to increased sales in both the North American and European wholesale market.
•	First quarter net income per diluted share from continuing operations on a GAAP basis of $0.29 compared to $0.33 in the first quarter of 2010, a decrease of 12%, or $0.43 on an adjusted basis, compared to $0.44 on an adjusted basis in the first quarter of 2010, a decrease of 2%.
•	Operating margins on a GAAP basis of 6.9% compared to 8.1% in the first quarter of 2010, a decrease of 1.2 percentage points; adjusted operating margins decreased by 0.2 percentage points to 9.2% as compared to the first quarter of 2010.

Danfoss Socla Acquisition:

•	On April 29, 2011, we completed the acquisition of Danfoss Socla S.A.S. (“Socla”) and the related water controls business of certain other entities controlled by Danfoss A/S, in a share and asset purchase transaction.

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

North Andover, MA…May 3, 2011. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter ended April 3, 2011. Net income per diluted share from continuing operations (EPS) for the first quarter of 2011 was $0.29. This represents a decrease of 12% as compared to $0.33 of EPS reported in the first quarter of 2010. First quarter 2011 EPS includes a negative $0.14 impact, including restructuring and other charges of $0.03 and one-time separation benefits of $0.11 related to the Company’s former Chief Executive Officer. Adjusting for these items, first quarter 2011 adjusted EPS was $0.43, compared to first quarter 2010 adjusted EPS of $0.44, a decrease of 2%.

Sales for the first quarter of 2011 were $329.9 million, an increase of $10.6 million, or 3%, compared to the first quarter of 2010. Sales increased organically by 2% and by contributions from acquisitions of 1%. Operating income in the first quarter of 2011 was $22.9 million, which yielded operating margins of 6.9%, compared to operating income in the first quarter of 2010 of $26.0 million, which yielded operating margins of 8.1%. On an adjusted basis, operating income increased marginally to $30.3 million from $30.0 million in the first quarter of 2010.

North American sales for the first quarter of 2011 increased $3.6 million, or 2%, to $202.1 million, compared to $198.5 million for the first quarter of 2010. This increase was primarily due to an organic sales increase of $2.5 million, or 1%, and favorable foreign exchange movements of $1.0 million, associated with the strengthening of the Canadian dollar versus the U.S. dollar, and acquired sales of $0.1 million, totaling 1%. Sales into the North American wholesale market increased organically by 3% during the first quarter as compared to the same period in 2010, primarily from increased sales in our gas connector business and backflow product lines. Organic sales into the North American retail home improvement market decreased 5% for the first quarter as compared to the first quarter of 2010 primarily from decreased unit volume.

European sales for the first quarter of 2011 increased $7.5 million, or 6%, to $124.0 million, compared to $116.5 million for the first quarter of 2010. This increase was primarily due to acquired sales of $4.5 million, or 4%, and an organic sales increase of $3.6 million, or 3%, partially offset by unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $0.6 million, or 1%. Organic sales in the European wholesale and OEM markets increased by 5% and 2%, respectively, over the first quarter of 2010. Wholesale was driven by stronger drain sales and the OEM increase was primarily due to stronger under-floor radiant heating product sales in Germany. European sales represented approximately 38% and 37% of total Company sales in the first quarters of 2011 and 2010, respectively.

China segment sales in the first quarter of 2011 decreased $0.5 million, or 12%, to $3.8 million compared to the first quarter of 2010. The decrease was primarily organic and related to volume decreases in the domestic and export marketplaces.

David J. Coghlan, Chief Executive Officer, commented, “Compared to the first quarter of 2010, our organic sales increased by 2%, primarily due to higher business activity in the North American and European wholesale marketplaces offset by reduced North American retail sales. Adjusted operating income increased by 1% as compared to the first quarter of 2010. Our adjusted operating margins decreased 0.2 percentage points to 9.2% in the first quarter of 2011 as we did not fully recover the increased costs of commodities in the OEM market in Europe and the retail market in North America. We anticipate mitigating this issue through announced additional price increases in North America and Europe. As mentioned in the fourth quarter of 2010, we had continued operating inefficiencies due to our restructuring program in France. We anticipate improvement in our margins in France as we draw nearer to the completion of this restructuring program.”

Mr. Coghlan concluded, “Our days working capital improved by 5 days due to better working capital management while sales volume increased over the preceding quarter. We had free cash outflow of $5.7 million in the first quarter of 2011 as compared to free cash outflow of $1.9 million in the first quarter of 2010. This decrease is partially due to an increase in commodity costs and reflects normal seasonality as we anticipate cash flow improvement throughout 2011. The increase in debt and the corresponding cash increase in the first quarter of 2011 related to funding for the Danfoss Socla acquisition. We paid a total purchase price of approximately $175.7 million for Socla and the related water controls business assets. The final purchase price is subject to a net debt and net working capital adjustment. For the first quarter of 2011, our net debt to capitalization ratio remained at 5.2%, comparable to December 31, 2010.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income from continuing operations, adjusted earnings per share, free cash flow, net debt to capitalization ratio and days working capital) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income from continuing operations and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, impairment charges, significant legal settlements, significant termination benefits, due diligence costs, other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors. Free cash flow, net debt to capitalization ratio and days working capital, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. The Company’s measure of free cash flow, net debt to capitalization ratio and days working capital may not be comparable to similarly titled measures reported by other companies. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2011 on Tuesday, May 3, 2011, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 2, 2012.

The Company's 2011 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 11, 2011 at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; realization of price increases and pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of markets, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; the outcome of our investigation into potential violations of the Foreign Corrupt Practices Act; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 3,	April 4,
	2011	2010
STATEMENTS OF INCOME (LOSS)

Net sales	$329.9	$319.3

Net income from continuing operations	$11.1	$12.2
Loss from discontinued operations	—	(4.1)
Net income	$11.1	$8.1

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.7	37.3

Net income (loss) per share
Continuing operations	$0.29	$0.33
Discontinued operations	—	(0.11)
Net income	$0.29	$0.22

Cash dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	April 3,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$418.5	$329.2
Short-term investment securities	4.1	4.0
Trade accounts receivable, less allowance for doubtful accounts of
$8.9 million in 2011 and 2010, respectively	204.4	186.9
Inventories, net:
Raw materials	85.9	85.4
Work in process	38.1	36.4
Finished goods	159.7	143.8
Total Inventories	283.7	265.6
Prepaid expenses and other assets	22.5	18.4
Deferred income taxes	41.4	41.1
Assets held for sale	10.0	10.0
Assets of discontinued operations	1.8	1.8
Total Current Assets	986.4	857.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	468.2	450.5
Accumulated depreciation	(265.0)	(253.0)
Property, plant and equipment, net	203.2	197.5
OTHER ASSETS:
Goodwill	441.5	428.0
Intangible assets, net	153.4	152.6
Deferred income taxes	0.9	0.9
Other, net	10.4	10.1
TOTAL ASSETS	$1,795.8	$1,646.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$122.3	$113.9
Accrued expenses and other liabilities	115.5	115.6
Accrued compensation and benefits	40.6	42.6
Current portion of long-term debt	0.8	0.7
Liabilities of discontinued operations	5.6	5.8
Total Current Liabilities	284.8	278.6
LONG-TERM DEBT, NET OF CURRENT PORTION	470.1	378.0
DEFERRED INCOME TAXES	41.5	40.1
OTHER NONCURRENT LIABILITIES	48.9	47.9

STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	—	—
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 30,241,327 shares in 2011
and 30,102,677 shares in 2010	3.0	3.0
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 6,953,680 shares in 2011
and 2010, respectively	0.7	0.7
Additional paid-in capital	412.8	405.2
Retained earnings	499.5	492.9
Accumulated other comprehensive income (loss)	34.5	(0.3)
Total Stockholders' Equity	950.5	901.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,795.8	$1,646.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 3,	April 4,
	2011	2010
Net sales	$329.9	$319.3
Cost of goods sold	208.9	201.7
GROSS PROFIT	121.0	117.6
Selling, general & administrative expenses	97.0	88.3
Restructuring and other charges	1.1	3.3
OPERATING INCOME	22.9	26.0
Other (income) expense:
Interest income	(0.3)	(0.2)
Interest expense	5.9	5.2
Other, net	0.1	(0.2)
	5.7	4.8
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	17.2	21.2
Provision for income taxes	6.1	9.0
NET INCOME FROM CONTINUING OPERATIONS	11.1	12.2
Loss from discontinued operations, net of taxes	—	(4.1)
NET INCOME	$11.1	$8.1

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.30	$0.33
Discontinued operations	—	(0.11)
NET INCOME	$0.30	$0.22
Weighted average number of shares	37.5	37.1
DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.29	$0.33
Discontinued operations	—	(0.11)
NET INCOME	$0.29	$0.22
Weighted average number of shares	37.7	37.3
Dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 3,	April 4,
	2011	2010
OPERATING ACTIVITIES
Net income	$11.1	$8.1
Loss from discontinued operations	—	(4.1)
Net income from continuing operations	11.1	12.2
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	7.3	8.2
Amortization of intangibles	4.0	3.4
Stock-based compensation	4.3	1.2
Deferred income tax (benefit)	(0.3)	(2.3)
Other	0.2	0.1
Changes in operating assets and liabilities, net of effects
from business acquisitions and divestures:
Accounts receivable	(11.8)	(19.2)
Inventories	(11.0)	(2.9)
Prepaid expenses and other assets	(3.8)	(1.2)
Accounts payable, accrued expenses and other liabilities	0.9	5.2
Net cash provided by continuing operating activities	0.9	4.7
INVESTING ACTIVITIES
Additions to property, plant and equipment	(6.6)	(6.8)
Proceeds from the sale of property, plant and equipment	—	0.2
Proceeds from sale of securities	—	0.3
Business acquisitions, net of cash acquired	(0.5)	(0.5)
Net cash used in investing activities	(7.1)	(6.8)
FINANCING ACTIVITIES
Proceeds from long-term debt	92.1	—
Payments of long-term debt	(0.2)	(0.2)
Payments of capital leases	(0.3)	(0.4)
Proceeds from share transactions under employee stock plans	2.6	—
Tax expense (benefit) of stock awards exercised	0.4	(0.5)
Dividends	(4.1)	(4.2)
Net cash provided by (used in) financing activities	90.5	(5.3)
Effect of exchange rate changes on cash and cash equivalents	5.2	(1.4)
Net cash used in operating activities of discontinued operations	(0.2)	(1.8)
Net cash provided by investing activities of discontinued operations	—	5.1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	89.3	(5.5)
Cash and cash equivalents at beginning of year	329.2	258.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$418.5	$252.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	April 3,	April 4,
	2011	2010

North America	$202.1	$198.5
Europe	124.0	116.5
China	3.8	4.3
Total	$329.9	$319.3

Operating Income (Loss)

	First Quarter Ended
	April 3,	April 4,
	2011	2010

North America	$26.7	$27.6
Europe	9.7	10.6
China	0.8	(1.1)
Corporate	(14.3)	(11.1)
Total	$22.9	$26.0

Intersegment Sales

	First Quarter Ended
	April 3,	April 4,
	2011	2010

North America	$0.9	$1.0
Europe	1.9	2.1
China	30.7	24.5
Total	$33.5	$27.6

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 3,	April 4,
	2011	2010

Net sales	$329.9	$319.3

Operating income - as reported	$22.9	$26.0
Operating margin %	6.9%	8.1%

Adjustments:
Cost of goods sold - restructuring and other charges	—	0.7
Restructuring and other charges	1.1	3.1
Impairment charges	—	0.2
Due diligence costs	1.1	—
CEO separation costs	6.3	—
Legal settlements	(1.1)	—
	7.4	4.0

Operating income - as adjusted	$30.3	$30.0
Adjusted operating margin %	9.2%	9.4%

Net income from continuing operations - as reported	$11.1	$12.2

Adjustments - tax affected:
Cost of goods sold - restructuring and other charges	—	0.5
Restructuring and other charges	0.7	2.1
Impairment charges	—	0.1
CEO separation costs	3.9
Legal settlements	(0.7)	—
Due diligence costs	1.1	—
Tax adjustments	—	1.5
	5.0	4.2

Net income from continuing operations - as adjusted	$16.1	$16.4

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.29	$0.33
Adjustments	0.14	0.11
Diluted earnings per share - as adjusted	$0.43	$0.44

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 3,	April 4,
	2011	2010

Net cash provided by continuing operations - as reported	$0.9	$4.7
Less: additions to property, plant, and equipment	(6.6)	(6.8)
Plus: proceeds from the sale of property, plant, and equipment	—	0.2
Free cash outflow	$(5.7)	$(1.9)

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	April 3,	December 31,
	2011	2010

Current portion of long-term debt	$0.8	$0.7
Plus: Long-term debt, net of current portion	470.1	378.0
Less: Cash and cash equivalents	(418.5)	(329.2)
Net debt	$52.4	$49.5

Net debt	$52.4	$49.5
Plus: Total stockholders' equity	950.5	901.5
Capitalization	$1,002.9	$951.0

Net debt to capitalization ratio	5.2%	5.2%

TABLE 4

BALANCE SHEET METRICS

(Amounts in millions)

(Unaudited)

	April 3,	December 31,
	2011	2010

Last 3 months sales annualized	$1,319.6	$1,266.7

Net receivables - last 4 month average	$196.6	$196.7
Receivable days	54.4	56.7

Net inventory - last 4 month average	$277.3	$276.1
Inventory days	76.7	79.5

Accounts payable - last 4 month average	$117.4	$111.9
Accounts payable days	32.5	32.2

Days Working Capital (Receivable days + Inventory days - Accounts Payable days)	98.6	104.0